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              OUTLOOK GROUP TO BE ACQUIRED BY VISTA GROUP HOLDINGS

                   Cash Transaction to Be at $13.50 per Share

Neenah, WI-- Outlook Group Corp. (NASDAQ:OUTL) and Vista Group Holdings, LLC today announced that they have signed a definitive agreement for Vista to acquire Outlook Group in a cash transaction for consideration of $13.50 per share.

Joseph J. Baksha, President and Chief Executive Officer of Outlook Group, said, "We are excited about this opportunity. The transaction will provide liquidity for our shareholders at an attractive price and create additional opportunities for Outlook Group to pursue its growth strategies as a privately held company. Going forward, we intend to continue operating at our current locations and serving our customers with our dedicated associates."

Calvin W. Aurand, spokesperson for Vista, said, "Outlook Group's experienced management team and workforce and its deep relationships with its clients make Outlook Group an attractive acquisition for us. We believe Outlook Group's focus on building long-term relationships with its clients is a key differentiator that will allow Outlook Group to grow its market share in this competitive business. We look forward to helping Outlook Group and its management team grow this business in the years to come."

Completion of the proposed transaction is conditioned upon Outlook Group shareholder approval, Vista financing and various other customary conditions. Subject to those conditions, the transaction is expected to be completed in summer 2006.

Cleary Gull Inc. acted as financial advisor to the Outlook Group Board of Directors and has rendered a fairness opinion.

ABOUT OUTLOOK GROUP
Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including contract packaging, collateral information management and distribution, direct marketing components and services, packaging components and materials and specialty print related services. Outlook Group leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

ABOUT VISTA GROUP HOLDINGS
Vista Group Holdings, LLC is a holding company formed for the acquisition of Outlook Group. Vista's investors include Calvin W. Aurand, Milestone Partners and affiliates of John Hancock Life Insurance Company.

ABOUT CALVIN W. AURAND
Calvin W. Aurand is a respected printing industry executive and the retired Chairman and Chief Executive Officer of Banta Corporation, the seventh largest commercial printer in North America.

ABOUT MILESTONE PARTNERS
Milestone Partners acquires manufacturing, distribution and service companies with valuations of up to $100 million. Milestone provides liquidity to shareholders, facilitates the transition of ownership to key managers, and capitalizes on growth opportunities while maintaining the legacy of businesses acquired. Established in 1995, Milestone has consistently focused on the lower middle market and has generated superior returns for its limited partners. Milestone is currently making investments through Milestone Partners II, L.P., a $120 million fund raised in 2005.

ABOUT JOHN HANCOCK LIFE INSURANCE COMPANY
John Hancock Life Insurance Company is a subsidiary of Manulife Financial Corporation. Manulife Financial is a


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leading Canadian-based financial services group serving millions of customers in
19 countries and territories worldwide. Operating as Manulife Financial in Canada and Asia, and primarily through John Hancock in the United States, the Company offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents and distribution partners. Funds under management by Manulife Financial and its subsidiaries were Cdn$372 billion (US$319 billion) as at December 31, 2005. Manulife Financial Corporation trades as 'MFC' on the TSX, NYSE and PSE, and under '0945' on the SEHK. Manulife Financial can be found on the Internet at www.manulife.com.


Outlook Group shareholders are urged to read the proxy statement of Outlook Group, which will be filed in the future with the Securities and Exchange Commission, to obtain important additional information. After the proxy statement is filed, interested persons will be able to obtain it free at the Securities and Exchange Commission's website at www.sec.gov. When the document is finalized, it will be mailed to Outlook Group shareholders. Copies of the proxy statement will then be available free to Outlook Group shareholders from Outlook Group.

The discussions of potential future transactions and the effects of those transactions in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. In particular, consummation of the transaction is subject to a number of conditions, including those described above. Therefore, as with any transaction, completion cannot be assured. In addition, Outlook Group's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect its future operations. Outlook Group shareholders and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The statements made herein are only made as of the date of this press release and neither Outlook Group nor Vista undertakes any obligation to publicly update such statements to reflect subsequent events or circumstances.
















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